EXHIBIT 10.87

SECOND AMENDMENT

TO THE

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN

STAR SCIENTIFIC, INC. AND

JONNIE R. WILLIAMS, SR.

This Second Amendment (“Second Amendment”) to that certain Executive Employment Agreement between Star Scientific, Inc., a Delaware corporation (the “Company”) and Jonnie R. Williams, Sr. (“Employee”) dated as of March 14, 2011 (the “Employment Agreement”) is made as of this 26th day of December, 2013, by and among the Company and the Employee. Except as set forth in this Amendment, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Executive Employment Agreement.

WITNESSETH

WHEREAS, the Company and the Employee in December 2012 amended the terms of the Executive Employment Agreement to reflect the agreement to continue Employee’s employment on a month-to-month basis; and

WHEREAS, the Company and Employee wish to further amend the terms of the Employment Agreement to reflect that Employee will be resigning as the Company’s CEO and will be continuing to be employed by the Company as a non-executive employee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company (collectively the “Parties”) hereby agree as of the completion of the Company’s Annual Meeting on December 27, 2013 (the (“Amendment Date”) to the following:

1.      Amendments to the Employment Agreement. Effective as of the Amendment Date, the Employment Agreement is hereby amended in its entirety as follows:

(A)	Title of Agreement and references to Executive.

The title of the Agreement shall be amended to read “Employment Agreement”. Each reference to Mr. Williams in the Agreement as “Executive” shall be amended to read “Employee”.

(B)	Section 1.1. Section 1.1 of the Agreement is amended to read as follows:

1.1	Position. The Company hereby employs the Employee, and Employee hereby accepts employment as a non-executive employee of the Company.

(C)	Section 1.2. Section 1.2 of the Agreement is amended to read as follows:

1.2	Duties. Employee agrees to devote his best efforts to assist the Company in connection with the prosecution of patents, new intellectual property endeavors and new product development efforts, as well as such other duties assigned to him by the Company’s CEO, President or its Board of Directors. Employee shall perform his duties in a trustworthy, businesslike and loyal manner.

(D)	Section 1.3. Section 1.3 of the Agreement is amended to read as follows:

1.3	Reporting. Employee shall report to the CEO and/or President.

(E)	Section 1.4. Section 1.4 of the Agreement is amended to read as follows:

1.4	Place of Employment. Employee shall perform his services hereunder from the Company’s current or future office locations, with the expectation that Employee will perform such services primarily from the Company’s offices to be established in Sarasota, Florida or from employee’s home office.

(F)	Section 2.6. Section 2.6 of the Agreement is amended to read as follows:

2.6	Directors and Officers Liability Insurance. To the extent available to Employee as a non-executive, Employee shall be entitled to participate in, and have the benefit of, directors and officers liability insurance to the same extent as provided by the Company for its other Officers and Directors.

2.      No Other Amendment. Except as expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3.      Acknowledgement. Employee acknowledges and agrees that he has carefully read this Amendment in its entirety fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on the Employee and the Company.

IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

STAR SCIENTIFIC, INC.

/s/ Paul L. Perito

By: Paul L. Perito

Title: Chairman, President and COO

JONNIE R. WILLIAMS, SR.

/s/ Jonnie R. Williams, Sr.

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